Exhibit 99.1

Envoy Medical Announces Reverse Stock Split

White Bear Lake, Minnesota – October 22, 2026 – Envoy Medical® Inc. (NASDAQ: COCH) (“Envoy Medical” or the “Company”), a hearing health and neuroprosthetics company pioneering fully implanted hearing solutions, today announced that it will implement a 1-for-10 reverse stock split of its outstanding shares of Class A common stock (“Common Stock”), effective at 12:01 a.m. Eastern Time on October 26, 2026 (the “Reverse Split”). The Company’s Common Stock will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “COCH” and will begin trading on a reverse split-adjusted basis at market open on October 26, 2026. Following the Reverse Split, the Common Stock will trade underthe new CUSIP number 29415V307.

The Reverse Split was authorized by the Company’s stockholders at a Special Meeting held October 12, 2026. The Reverse Split is intended to maintain compliance with the $1.00 minimum bid price requirement for continued listing of the Company’s Common Stock on Nasdaq and may improve trading liquidity by increasing the price per share of our Class A common stock, which could enable a broader range of institutions to invest.

As of the effective time of the Reverse Split, every 10 shares of issued and outstanding shares of Common Stock will automatically be combined and converted into one share of Common Stock. In addition, the exercise prices of, and the number of shares subject to, the Company’s outstanding warrants and other convertible securities will likewise be proportionately adjusted in accordance with their respective terms. Proportionate adjustments will be made to the number of shares issuable under the Company’s existing stock incentive and compensation plans.

No fractional shares of Common Stock will be issued in connection with the Reverse Split. Stockholders who would otherwise hold a fractional share of common stock as a result of the Reverse Split will received the cash value of the stock they would otherwise have received. Equiniti, the Company’s transfer agent, will act as the exchange agent for the Reverse Split and will provide stockholders with a transaction statement reflecting their post-split shareholdings. The number of authorized shares of Common Stock and the par value per share will remain unchanged.

About Envoy Medical, Inc.

Envoy Medical (NASDAQ: COCH) is a hearing health and neuroprosthetics company focused on providing innovative technologies across the hearing loss spectrum. Envoy Medical has pioneered one-of-a-kind, fully implanted devices for hearing loss, including its fully implanted Esteem® active middle ear implant, commercially available in the U.S. since 2010, and the fully implanted Acclaim® cochlear implant, an investigational device. Envoy Medical is dedicated to pushing hearing technology beyond the status quo to improve access, usability, compliance, and ultimately quality of life.

About the Fully Implanted Acclaim® Cochlear Implant

We believe the fully implanted Acclaim Cochlear Implant (“Acclaim CI”) is a first-of-its-kind hearing device. Envoy Medical’s fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound.

The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI is expected to be indicated for adults who have been deemed adequate candidates by a qualified physician.

The Acclaim Cochlear Implant received the Breakthrough Device Designation from the U.S. Food and Drug Administration (FDA) in 2019.

CAUTION The fully implanted Acclaim Cochlear Implant is an investigational device. Limited by Federal (or United States) law to investigational use.

About the Esteem® Fully Implanted Active Middle Ear Implant (FI-AMEI)

The Esteem fully implanted active middle ear implant (FI-AMEI) is the only FDA-approved, fully implanted* hearing device for adults diagnosed with moderate to severe sensorineural hearing loss allowing for 24/7 hearing capability using the ear’s natural anatomy. The Esteem FI-AMEI hearing implant is invisible and requires no externally worn components and nothing is placed in the ear canal for it to function. Unlike hearing aids, you never put it on or take it off. You can’t lose it. You don’t clean it. The Esteem FI-AMEI hearing implant offers true 24/7 hearing.

*Once activated, the external Esteem FI-AMEI Personal Programmer is not required for daily use.

Important safety information for the Esteem FI-AMEI can be found at: https://www.envoymedical.com/safety-information.

Additional Information and Where to Find It

Copies of the documents filed by Envoy Medical with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. Forward-looking statements may include, but are not limited to, statements related to the Reverse Split, the effectiveness of the Certificate of Amendment, the Company’s ability to regain or maintain compliance with Nasdaq’s minimum bid price requirement, and statements regarding the other potential benefits of the Reverse Split, including increased liquidity and the potential of additional institutional investors acquiring the Company’s stock, as well as statements, other than historical facts, that address activities, events or developments that the Company intends, expects, projects, plans, believes or anticipates will or may occur in the future. These forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K and any updates thereto under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC, copies of which are available on the SEC’s website at www.sec.gov. Additionally, new risk factors emerge from time to time, and it is not possible for us to predict all such risk factors or to assess the impact such risk factors might have on our business. Envoy Medical undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, that occur after the date of this release, except as required by law. While forward-looking statements reflect Envoy Medical’s good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

Investor Contact:

Phil Carlson
KCSA Strategic Communications
O: 212.896.1233
E: Envoy@kcsa.com